TRIO-TECH INTERNATIONAL
                       355 Parkside Drive
                 San Fernando, California 91340


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held December 12, 1995



     The Annual Meeting of Shareholders of Trio-Tech International (the "Company") will be held at the Company's principal executive offices, located at 355 Parkside Drive, San Fernando, California, on Tuesday, December 12, 1995 at 10:00 A.M., local time, for the following purposes, as set forth in the attached
Statement:

     1. To elect directors to hold office until the next annual meeting of shareholders; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 27, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
     Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.



                                               JOHN C. GUY
                                               Secretary
October 27, 1995

                     TRIO-TECH INTERNATIONAL

                       355 Parkside Drive
                 San Fernando, California 91340

                         PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               December 12, 1995
     This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation ("Trio-Tech" or the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Tuesday, December 12, 1995 and at any adjournments thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about October 27, 1995.

     The close of business on October 27, 1995 has been fixed as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 1,192,702
                      ---------

shares of the company's common stock (the "Common Stock") outstanding and entitled to vote, the holders of which are entitled to one vote per share.

     In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. Discretionary authority to cumulate votes is solicited hereby.

     Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted in favor of the election of the seven nominees for directors named under "Election of Directors." Because abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote for purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that mater has been obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 27, 1995, regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock,
(ii) each of the directors of the Company, and (iii) all officers and directors of the Company as a group. The knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.


                         Shares Owned
                         Beneficially as of
 Name                    October 27, 1995 (1)          Percent of Class (1)
-------                  --------------------          --------------------


Yong Siew Wai              194,116  (2)                16.3%

John C. Guy                148,591  (3)                12.5%

Frank S. Gavin             114,009                      9.6%

Richard M. Horowitz        136,001  (4)                11.4%

A. Charles Wilson          131,489  (5)                11.0%

Ernest M. Wilson            63,489  (6)                 5.3%

Victor Ting Hock Ming       64,823  (7)                 5.4%

William L. Slover             7,188 (8)                 0.6%

All Directors and
Officers as a group
(7 persons)                 796,216                    66.8%

(1) The percentages shown for each individual and for all officers and directors as a group are based upon 1,192,702 outstanding, and assume the exercise of options exercisable within 60 days, held by that individual or by all officers and directors, as the case may be.

(2) Includes options to purchase 66,250 shares from the Company at an exercise price of $2.28 per share. 127,866 shares are owned outright.

(3) 28,050 shares are held in trust of which Mr. Guy is a trustee. Mr. Guy disclaims beneficial ownership of these 28,050 shares. 120,541 shares are held outright in a trust for which Mr. Guy serves as a trustee.

(4) Consists of 136,001 shares held outright in the Horowitz Family Trust for which Mr. Horowitz serves as a trustee.

(5) Includes options to purchase 12,500 shares from the Company at an exercise price of $2.28 per share and includes options to purchase 18,750 shares from the Company at an exercise price of $2.40 per share. 100,239 shares held outright are held in a trust for which A. Charles Wilson serves as trustee. Ernest Wilson and A. Charles Wilson are brothers.

(6) All of these shares are held in a trust for which Ernest M. Wilson serves as trustee. Ernest Wilson and A. Charles Wilson are brothers.

(7) Includes options to purchase 18,000 shares from the Company at an exercise price of $2.28 per share and includes options to purchase 4,688 shares from the Company at an exercise price of $2.40 per share and includes options to purchase 2,000 shares from the Company at an exercise price of $3.25 per share. 40,135 shares are owned outright.
(8) Includes options to purchase 2,500 shares from the Company at an exercise price of $2.28 per share and includes options to purchase 4,688 shares from the Company at an exercise price of $2.40 per share.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

                      ELECTION OF DIRECTORS

     The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the Proxies received, unless otherwise specified, will be voted for the seven nominees named below, all of whom are incumbent directors of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as Proxy holders will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
     Set forth below are the names of each of the seven nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical date.

A. Charles Wilson
-----------------


     Mr. Wilson, age 71, has served as a Director of Trio-Tech since 1966, and as President and Chief Executive Officer of the Company from 1981 to February 1989. In February 1989, he resigned as President and was elected Chairman of the Board. Mr. Wilson is also Chairman of the Board of Ernest Paper Products, Inc. as well as an attorney admitted to practice law in California.

John C. Guy
-----------


     Mr. Guy, age 69, is one of the founders of the Company and served as the Chairman of the Board and as an officer from the Company's formation in 1958 until February 1989. Since February 1989, he currently serves as Secretary.

Yong Siew Wai
-------------


     Mr. Yong, age 42, has been associated with Trio-Tech International Pte. Ltd. in Singapore since 1976 and has been its Managing Director since August 1980. Mr. Yong was the Production Manager from 1978 - 1979 and the Operations Manager from 1979 - 1980. In September 1990 he was elected as President of Trio-Tech International and in December 1990 he was named Chief Executive Officer. Mr. Yong holds a Bachelor of Science Degree in Business Administration, Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

Frank S. Gavin
--------------


     Mr. Gavin, age 42, is a Sales and Marketing Manager for Group T in Phoenix, Arizona. He served as Vice-President, Sales and Marketing at Trio-Tech International until l992. Prior thereto Mr. Gavin served as the President of Express Test Corporation, which he founded in Sunnyvale, California in l984, and President of Best Reps, Inc., a manufacturers' representative sales group, which he founded in l982. He was a sales representative for Westek in Pasadena, California from l980 to l98l and Silvatec in Campbell, California from l976 to l980.


Richard M. Horowitz
-------------------


     Mr. Horowitz, age 53, has been President of Management Brokers Insurance Agency from 1974 to the present. He also serves as Chairman of Leviathan Corporation, a computer sales, consulting and software company, and is Chairman of Dial 800, Inc., a national telecommunication company.

William L. Slover
-----------------


     Mr. Slover, age 73, was elected to the Board in August 1989. Mr. Slover is a Partner of the Persona Consulting Group, a management consulting firm. From 1978 to 1983, Mr. Slover served as President and Chief Executive Officer of Delphi Communications Corporation, a developer of voice and test mail systems and automated telephone answering services. Prior thereto, he served as Group Executive and Vice-President of General Instrument Corporation from 1974 to 1978 and as Vice-President and General Manager of Ampex Corporation from 1972 - 1974.
 Mr. Slover also served on the Board of Directors of several privately held venture capital start-up companies.

F.D. (Chuck) Rogers
-------------------


     Mr. Rogers, age 52, is a Managing Director at H.J. Meyers & Co., Inc., an investment bank that focuses on emerging market investments. He has been with the firm since l988 specializing in merger/acquisitions and expansion funding. From l984-l988 Mr. Rogers served as Vice-President, Corporate Development of Geo International, a NYSE conglomerate involved in the petroleum industry and non-destructional testing. Prior thereto, from l982-l984, he served as Vice-President and General Manager of Baker International's Tubular Products Division and from l975-l982, served in various general manager positions with Masco Corporation's Grant Oil Tool Company and Hydril & Company.
 Mr. Rogers also has served on the Board of Directors of several public and private companies and is presently Chairman of the Advisory Board of USC's School's Neurologic Institute. He was elected by the Directors to the Board on October 21, 1995.

Information Regarding the Board of Directors and Its Committees
---------------------------------------------------------------


      The Board held five meetings in person during the fiscal year ended June 30, 1995. All of the directors attended the meetings in person of the Board and its committees on which they served during the fiscal year. The Company does not have a nominating committee, and the directors nominated for election at the Annual Meeting were nominated by the entire Board.

     The Board has a standing Compensation Committee, which currently consists of S.W. Yong, Frank Gavin and A. Charles Wilson. The Compensation Committee administers the Company's Stock Option Plan and determines salary and bonus arrangements. The Compensation Committee met three times during the past fiscal year.

     The Board has a standing Audit Committee, which currently consists of William Slover, John Guy and Richard Horowitz. The Audit Committee meets with the independent public accountants to review planned audit procedures, and reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls The Audit Committee held five meetings during the year ended June 30, 1995.

Executive Officers
------------------


     Victor Ting, age 41, first joined Trio-Tech as the Financial Controller for the Singapore subsidiary in l980. He was promoted to the level of Business Manager from l985-l989. In December l989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary. Mr. Ting was appointed Vice-President and Chief Financial Officer of Trio-Tech International in November l992. Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

Other Key Employees
-------------------


     Simon Costello, age 40, served as Managing Director of VIP Microelectronics from l987 to l989 and held a variety of positions with that Company in sales and engineering from l984 to l987. Mr. Costello joined Trio-Tech International in May l989 as Managing Director of Trio-Tech Ireland and the European Electronic Test Center. He was appointed the General Manager for U.S.A. and Europe operations in January l993. Mr. Costello has a Bachelor's Degree in Electronic Engineering from Dublin City University.

     Richard Lim, age 36, joined Trio-Tech in l982 and became the Quality Assurance Manager in l985. He was promoted to the position of Operations Manager in l988. In l990 he was promoted to Business Manager and was responsible for the Malaysian Operations in Penang and Kuala Lumpur.
Mr. Lim became the General Manager of Malaysia in l99l and in February of l993, all Test facilities in the Far East came under his responsibility. He holds Diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration.

     Terry Fong, age 41, has been with Trio-Tech since l978 and served as Service Manager from l980. He was the Sales/Service Manager from l983-l986. In l987 he played a key role in the set up of the Trading Operation in that he was instrumental in the appointment of principals and selection of products. Mr. Fong became the Area Sales/Service Manager in l990 responsible for Regional sales. He was promoted to be Operations Manager (Trading) in l992 assuming overall responsibility for the area and has recently became the General Manager of Trading. Mr. Fong holds Diplomas in Manufacturing and Marketing and a Masters Degree in Business Administration.


     Lee-Soon Siew Kuan, age 37 joined Trio-Tech in l98l and became the Administrative Manager in l985. In l988 she was promoted to Personnel/Administration Manager and her responsibilities extended to include the Penang Operation. She became the Logistics Manager in l990 and the Purchasing/Store and Traffic as well as the Kuala Lumpur Operation was added to her coverage. In l99l Mrs. Lee was promoted to Group Logistics Manager and currently the Director of Logistics, responsible for the Human Resources, Purchasing/Store and Traffic functions of all the Operations in the Far East. She holds a Diploma in Personnel Management.

                COMPENSATION AND RELATED MATTERS

     The following table sets forth the compensation of the Company for the Chief Executive Officer and the Chief Financial Officer for the fiscal year ended June 30, 1995. This table includes the two preceding years for the Chief Executive Officer only, it does not apply to the Chief Financial Officer. No other executive officer of the Company received more than $100,000 during the fiscal year ended June 30, 1995.

                   Summary Compensation Table *
                   ----------------------------


Name and             Fiscal   Annual Compensation Long Term Compensation
                              ------------------- ----------------------

Principal Position    Year        Salary               Awards
------------------    ----        ------               ------

                                             Securities Underlying-
                                             Options (No. of Shares)
S.W. Yong, President
and Chief              1995      $  271,000               -0-
Executive Officer
                       1994      $  184,000               -0-

                       1993      $  132,000              18,750


Victor T.H. Ming,
Chief Financial
Officer               1995       $  136,000                4,000

* S.W. Yong and Victor T.H. Ming are also credited with compulsory contributions to the provident pension fund or other retirement schemes of 8% of their total compensation in accordance with Singapore law.

               Option Grants In Last Fiscal Year
               ---------------------------------



          Options       % of Total Options To        Exercise Price  expir.
Name       Granted      Employees in Fiscal Year           ($ /sh)   Date
----       -------      ------------------------           -------   -----



Victor
T.H. Ming        4,000           25%                   $3.25        12/6/99

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
------------------------------------------------------------------------



                                   Number of      Value of
                                   Unexercised         Unexercised
                                   Options at          In-the-Money
                                   FY-End(#)      Options at
                                                  FY-End ($)


     Shares Acquired                    Exercisable/        Exercisable/
Name On Exercise(#) Value Realized ($)  Unexercisable  Unexercisable
---- -------------- ------------------  -------------  -------------

S.W.
Yong    8,250       $   13,909          68,750/4,688        135,438/9,236

Victor
T.H.Ming  250       $        24         32,000/8,313        58,410/13,092






Each director who is not an employee of the Company receives a director's fee of $4,000 per year, plus $1,000 for each Board meeting attended.

                 INDEPENDENT PUBLIC ACCOUNTANTS
     Deloitte & Touche has served as independent public accountants to audit the financial statements of the Company for the fiscal year ended June 30, 1995. Independent public accountants for the fiscal year ending June 28, 1996 will be selected by the Board. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

      Shareholders who wish to present proposals at the 1995 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than July 18, 1996 for inclusion in next year's Proxy Statement and Proxy Card.


                   ANNUAL REPORT ON FORM 10-K

       Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Commission for the year ended June 30, 1995. This request should be directed to the Corporate Secretary, Trio-Tech International, 355 Parkside Drive, San Fernando, California 91340.

                       GENERAL INFORMATION

     The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

     At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

     A financial summary to shareholders covering the fiscal year ending June 30, 1995 is being mailed with this Proxy Statement to shareholders of record for this meeting.

                       By Order of the Board of Directors
                                  JOHN C. GUY